Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Carter Validus Mission Critical REIT II, Inc.:
We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Tampa, Florida
December 6, 2017
Certified Public Accountants